(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “'Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

MSBAM 2015-C21

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21

DBRS, Inc.

333 West Wacker Drive, Suite 1800

Attn: Commercial Mortgage Surveillance

Chicago IL 60606

General Contact

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Morgan Stanley Capital I Inc.

1221 Avenue of the Americas

New York NY 10020

James Y. Lee

Morgan Stanley Capital I Inc.

1585 Broadway

New York NY 10036

Stephen Holmes

Morningstar Credit Ratings, LLC

220 Gibraltar Road, Suite 300

Attn: CMBS Surveillance

Horsham PA 19044

General Contact

Morningstar Credit Ratings, LLC

1065 Avenue of the Americas, 33rd Floor

New York NY 10018

General Contact

Situs Holdings, LLC

4665 Southwest Freeway

Houston TX 77027

Pete Larsen

Situs Holdings, LLC

2 Embarcadero, Suite 1300

San Francisco CA 94111

Stacey Ciarlanti

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices